SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 21, 2003

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS COMPANY	39-0476515
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

WISCONSIN ENERGY CORPORATION

WISCONSIN ELECTRIC POWER COMPANY

WISCONSIN GAS COMPANY

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Wisconsin Energy Corporation announced on March 21, 2003, that Gale E. Klappa, currently executive vice-president, chief financial officer and treasurer of Southern Company in Atlanta, Georgia, is elected president of Wisconsin Energy Corporation, effective April 14, 2003.

Klappa will report to Richard A. Abdoo, who will retain the titles of chairman and chief executive officer.

Klappa, 52, has been with Southern Company since 1974 and has held several senior leadership positions of increasing responsibility. Prior to assuming his current position, he served as Southern Company's chief strategic officer. Previously, he had been North American group president of Southern Energy, Inc. (now Mirant) and earlier was president and CEO of South Western Electricity, Southern Company's electric distribution utility in the United Kingdom. Before his assignment in the U.K., he was senior vice president of marketing for Southern Company subsidiary Georgia Power Company. Klappa is a graduate of the University of Wisconsin-Milwaukee.

At Wisconsin Energy, Klappa will have primary responsibility for We Energies' electric and gas distribution business.

In addition, the company announced that Richard R. Grigg, executive vice president of Wisconsin Energy Corp., is also named president and chief executive officer for the company's newly formed electric generation group that includes the regulated electric generation facilities of We Energies and non-utility subsidiaries We Power, Wisvest and Minergy.

Grigg, 54, joined the company in 1970 and has held a variety of engineering and power production positions of increasing responsibility, including serving as the first manager of the Pleasant Prairie Power Plant during design, construction, start-up and initial operation. He previously served as vice president of System Operations, vice president of Customer Operations, group vice president for Customer Operations and Customer Service. Between 1996 and 1998 he served as the company's chief nuclear officer. He earned both bachelors and masters degrees in engineering from the University of Wisconsin-Milwaukee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 21, 2003	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 21, 2003	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN GAS COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: March 21, 2003	Stephen P. Dickson -- Controller and
Principal Accounting Officer